UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 2, 2007
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.
On November 2, 2007, key executives receiving grants under the Company’s long-Amended and Restated Stock Incentive Plan fully vested in Restricted Stock previously granted to them on November 1, 2006. As previously reported, at that time, key executives received stock options and restricted stock, (A) 20% of which Restricted Stock vested on the later to occur of the satisfaction of both of the following conditions: (i) the first anniversary of the grant date; and (ii) the closing price of the Company’s common stock equaling or exceeding $4.00 per share for 20 consecutive trading days; and (B) 30% of which Restricted Stock vested on the later to occur of the satisfaction of both of the following conditions: (i) the first anniversary of the grant date; and (ii) the closing price of the Company’s common stock equaling or exceeding $5.00 per share for 20 consecutive trading days. The remaining 50% of the restricted stock granted to key management has not vested.
As a result of the satisfaction of the conditions described above, key executives that received Restricted Stock grants had a taxable event requiring the payment of applicable federal, state and local income taxes. Each key executive elected to forfeit shares to the Company to satisfy those tax obligations. Accordingly, key executives deemed reporting persons under Section 16 of the US Securities Exchange Act will be filing Statements of Changes in Beneficial Ownership of Securities on Forms 4 denoting the transaction code “F,” “Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise, or vesting of a security issued in accordance with Rule 16b-3”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 5, 2007		BIOSCRIP, INC.

	By:	/s/ Barry A. Posner

Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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